EXHIBIT 16 TO FORM 8-K




February 17, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 17, 1995, of M.A. Hanna Company and are in agreement with the statements contained in the fourth paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                Very truly yours,



                                                /s/ Ernst & Young LLP
                                                    Ernst & Young LLP